77B Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Of the Funds (hereinafter defined)


In planning and performing our audit of the financial statements of Wanger USA, Wanger International, Wanger Select and Wanger International Select (the "Funds") as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Chicago, Illinois
February 18, 2010


Exhibit 77O Transactions Effected Pursuant to Rule 10f-3

      On May 20, 2009, Wanger USA purchased 109,600 shares of Hertz Global Holdings Inc. for a total purchase price of $712,400 from J.P. Morgan Securities Inc. ("J.P. Morgan") pursuant to a secondary offering in which Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acted as a participating underwriter. Also on May 20, 2009, pursuant to a secondary offering in which Merrill Lynch acted as a participating underwriter, Wanger Select purchased from J.P. Morgan 91,400 shares of Hertz Global Holdings Inc. for a total purchase price of $594,100. Merrill Lynch may be considered to be an affiliate of the Funds.

	The following information was collected pursuant to Rule
10f-3 procedures adopted by the Funds' board of trustees:

*	 The issuer of the shares of Hertz Global Holdings Inc. has
been in continuous operation for at least three years;

*	The shares of Hertz Global Holdings Inc. were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Hertz Global Holdings Inc. were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Hertz Global Holdings Inc. being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Hertz Global Holdings Inc. was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of Securities purchased did not exceed 25% of the amount of the offering; and

*	Along with Merrill Lynch, the following is a list of members of the underwriting syndicate for the aforementioned shares of Hertz Global Holdings Inc.: J.P. Morgan, Goldman, Sachs & Co. ("Goldman Sachs"), Barclays Capital Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated, BNP Paribas Securities Corp., Calyon Securities (USA Inc.).

      On August 7, 2009, Wanger USA purchased 80,000 shares of Sirona Dental Group for a total purchase price of $1,900,000 from J.P. Morgan pursuant to a secondary public offering in which Merrill Lynch & Co., Inc. group of companies, which are wholly-owned by Bank of America Corporation ("B of A Merrill Lynch") acted as a participating underwriter. B of A Merrill Lynch may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Sirona Dental Group has been in
continuous operation for at least three years;

*	The shares of Sirona Dental Group were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Sirona Dental Group were offered pursuant to
an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Sirona Dental Group being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Sirona Dental Group was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Sirona Dental Group purchased did not exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned shares of Sirona Dental Group: William Blair & Company LLC ("Williams Blair"), Credit Suisse Group AG, Jeffries & Company, LLC

      On September 17, 2009, Wanger USA purchased 291,200 shares of Mueller Water Products for a total purchase price of $1,383,200 from J.P. Morgan pursuant to a secondary public offering in which B of A Merrill Lynch acted as a participating underwriter. B of A Merrill Lynch may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Mueller Water Products has been
in continuous operation for at least three years;

*	The shares of Mueller Water Products were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Mueller Water Products were offered pursuant
to an underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Mueller Water Products being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Mueller Water Products was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Mueller Water Products purchased did not exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Mueller Water Products: Robert W. Baird & Co. Incorporated ("Robert Baird"), Morgan Stanley, SunTrust Robinson Humphrey, Inc., BB&T Capital Markets, Brean Murray, Carret & Co., LLC.

      On October 6, 2009, Wanger USA purchased 9,100 shares of Verisk Analytics for a total purchase price of $200,200 from Morgan Stanley pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. B of A Merrill Lynch may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Verisk Analytics has been in
continuous operation for at least three years;

*	The shares of Verisk Analytics were to be purchased at not
more than the public offering price no later than the first day of the offering;

*	The shares of Verisk Analytics were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Verisk Analytics being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Verisk Analytics was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Verisk Analytics purchased did not
exceed 25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Verisk
Analytics: Morgan Stanley, J.P. Morgan, Wells Fargo Securities, LLC, William Blair, Fox-Pitt Kelton Cochran Caronia Waller LLC; Keefe, Bruyette & Woods, Inc.

      On November 12, 2009, Wanger USA purchased 13,600 shares of Rue21 Inc. for a total purchase price of $258,400 from Goldman Sachs pursuant to a public offering in which B of A Merrill Lynch acted as a participating underwriter. B of A Merrill Lynch may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

*	The issuer of the shares of Rue21 Inc. has been in continuous operation for at least three years;

*	The shares of Rue21 Inc. were to be purchased at not more than the public offering price no later than the first day of the offering;

*	The shares of Rue21 Inc. were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all of the shares of Rue21 Inc. being offered;

*	The Funds' advisor, Columbia Wanger Asset Management, L.P.,
believed that the gross underwriting spread or profit associated with the purchase of the shares of Rue21 Inc. was reasonable and fair compared to the commissions, spreads and profits in connection with similar underwritings of similar securities being sold during a comparable period of time;

*	The amount of shares of Rue21 Inc. purchased did not exceed
25% of the amount of the offering; and

*	Along with B of A Merrill Lynch, the following is a list of
members of the underwriting syndicate for the aforementioned Rue21
Inc.: Goldman Sachs, J.P. Morgan, Piper Jaffray & Co.